Exhibit 12.1

155 Water Street, Brooklyn, NY 11201 ■ (917) 503-9050 ■ info@ketsal.com

March 5, 2024

Groundfloor Loans 1 LLC
600 Peachtree Street,
Suite 810
Atlanta, GA 30308

Re:	Groundfloor Loans 1 LLC – Securities Qualified Under Offering Statement on Form 1-A

Ladies and Gentlemen,

We act as legal counsel to Groundfloor Loans 1 LLC, a Delaware limited liability company (the “Company”), with respect to the preparation and filing of an Offering Statement on Form 1-A (CIK No. 0002002281) (as amended or supplemented, the “Offering Statement”), the qualification of the Offering Statement and the offering by the Company of up to $75,000,000 of the Company’s common shares representing limited liability company interests of the Company (the “Shares”). The Shares are being sold to the several purchasers named in, and pursuant to, the several subscription agreements between the Company and such purchasers, a form of which is included in the Offering Statement as Exhibit 4.1 (collectively, the “Subscription Agreements”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials, and as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

The opinion set forth below is limited to the Delaware Limited Liability Company Act.

Based upon the foregoing, we are of the opinion that, upon issuance and delivery by the Company against payment therefor in accordance with the Subscription Agreements, the Shares will be validly issued and holders of the Shares will have no obligation to make any further payments for the purchase of the Shares or contributions to the Company solely by reason of their ownership of the Shares.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Offering Statement or any portion thereof.

March 5, 2024
Page -2-

We further consent to the use of this opinion as an exhibit to the Offering Statement and to the references to our firm under the caption “Legal Matters” in the Offering Statement.

Yours truly,
KETSAL PLLC

/s/ Zachary Fallon
Zachary Fallon
Partner